Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-231310 on Form N-6 of our report dated February 25, 2019, relating to the financial statements and financial highlights of Pacific Select Exec Separate Account of Pacific Life Insurance Company, comprised of Core Income, Diversified Bond, Floating Rate Income, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Strategy, Managed Bond, Short Duration Bond, Emerging Markets Debt, Comstock, Developing Growth, Dividend Growth, Equity Index, Focused Growth, Growth, Large-Cap Growth, Large-Cap Value, Main Street ® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Index, Small-Cap Value, Value Advantage, Emerging Markets, International Large- Cap, International Small-Cap, International Value, Health Sciences, Real Estate, Technology, Currency Strategies, Diversified Alternatives, Equity Long/Short, Global Absolute Return, Pacific Dynamix - Conservative Growth, Pacific Dynamix - Moderate Growth, Pacific Dynamix - Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive- Growth, PSF DFA Balanced Allocation, Invesco V.I. International Growth Series II, American Century VP Mid Cap Value Class II, American Funds IS Asset Allocation Class 4, American Funds IS Growth Class 4, American Funds IS Growth-Income Class 4, BlackRock® Basic Value V.I. Class III, BlackRock Global Allocation V.I. Class III, BlackRock iShares® Dynamic Allocation V.I. Class I, Dreyfus VIF Appreciation Service Shares, Fidelity® VIP Contrafund® Service Class 2, Fidelity VIP Freedom 2010 Portfolio® Service Class 2, Fidelity VIP Freedom 2015 Portfolio® Service Class 2, Fidelity VIP Freedom 2020 Portfolio® Service Class 2, Fidelity VIP Freedom 2025 Portfolio® Service Class 2, Fidelity VIP Freedom 2030 Portfolio® Service Class 2, Fidelity VIP Freedom 2035 Portfolio® Service Class 2, Fidelity VIP Freedom 2045 Portfolio® Service Class 2, Fidelity VIP Freedom Income Portfolio® Service Class 2 , Fidelity VIP Government Money Market Service Class, Fidelity VIP Growth Service Class 2, Fidelity VIP Mid Cap Service Class 2, Fidelity VIP Value Strategies Service Class 2, Templeton Foreign VIP Class 2, Templeton Global Bond VIP Class 2, Janus Henderson Enterprise Service Shares, Janus Henderson Overseas Service Shares, Lazard Retirement Global Dynamic Multi-Asset Service Class, Lazard Retirement International Equity Service Class, Lazard Retirement US Equity Select Service Class, ClearBridge Variable Aggressive Growth - Class II, ClearBridge Variable Mid Cap - Class II, Western Asset Variable Global High Yield Bond - Class II, Lord Abbett Bond Debenture Class VC, Lord Abbett Developing Growth Class VC, Lord Abbett Fundamental Equity Class VC, Lord Abbett Total Return Class VC, I, II, III, V, MFS® New Discovery Series - Service Class , MFS Utilities Series - Service Class, MFS Value Series - Service Class, Neuberger Berman Sustainable Equity Class I, Oppenheimer Global Fund/VA Service Shares, Oppenheimer Main Street Small Cap Fund® VA Non-Service Shares, PIMCO Global Multi- Asset Managed Allocation - Advisor Class, PIMCO Income - Administrative Class, Royce Micro-Cap Service Class, State Street Total Return V.I.S. Class 3, T. Rowe Price Blue Chip Growth - II, T. Rowe Price Equity Income - II and VanEck VIP Global Hard Assets Initial Class (collectively, the “Variable Accounts”), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us as “experts” under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California October 1, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-231310 on Form N-6 of our report dated March 8, 2019 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us as “experts” under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 1, 2019